EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, Amendment No. 1, of our report dated June 10, 2003, relating to the consolidated financial statements and the financial statement schedule, which appears in Tegal Corporation's Annual Report on Form 10-K for the year ended March 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

 /s/ PricewaterhouseCoopers LLP

San Jose, California
October 10, 2003